Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901
UPS REPORTS RESULTS
FOR 4TH QUARTER, FULL YEAR
Worldwide Economic Conditions Negatively Impact Results
     ATLANTA, Feb. 3, 2009 — UPS (NYSE: UPS) today announced adjusted diluted earnings per share of $0.83 for the fourth quarter, a 22% decline from the $1.07 adjusted diluted earnings per share for the same period last year. On a reported basis, diluted earnings per share were $0.25 and a loss of $2.52 for the fourth quarters of 2008 and 2007, respectively.
     Reported results for the 2008 fourth quarter include the impact of a $575 million non-cash impairment charge primarily related to the UPS Freight business unit due to an extremely challenging LTL environment. Reported results for the 2007 fourth quarter included a $6.1 billion charge in the U.S. Domestic Package segment related to the withdrawal of UPS employees from the Central States Pension Plan. That withdrawal followed ratification of a long-term national master agreement with the International Brotherhood of Teamsters.
     For the full year, UPS posted adjusted operating profit of $6.0 billion and adjusted diluted earnings per share of $3.50, within the range the company provided mid-year. On a reported basis, operating profit was $5.4 billion and diluted earnings per share were $2.94.
     “The severe decline in economic activity around the world resulted in sharply lower package and freight volumes for UPS,” said Chairman and CEO Scott Davis. “Consequently, we’re making the tough decisions necessary to adapt our enterprise to today’s realities. This includes changes in organizational structure, compensation and network configuration.”
     For example, UPS has consolidated operating districts, reduced air segments and eliminated some package handling operations. The company also announced it is freezing management salaries and suspending the match for its 401(k) plans. It did not make any changes to its long-standing defined benefit pension plans.
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		4Q 2008		4Q 2007
Consolidated Results	4Q 2008	Adjusted	4Q 2007	Adjusted
Revenue	$12.70 B		$13.39 B
Operating profit (loss)	$803 M	$1.38 B	$(4.25 B )	1.85 B
Operating margin	6.3%	10.9%	(31.8%)	13.8%
Average volume per day	17.3 M		17.7 M
Diluted earnings (loss) per share	$0.25	$0.83	$(2.52)	$1.07
     For the three months ended Dec. 31, 2008, consolidated package volume declined 3.7% to 1.0 billion pieces on 5% lower revenue. Declining fuel costs provided a benefit in the quarter, which was more than offset by the effects of economic deceleration around the world.
     For the full year, the company delivered 3.9 billion packages, an average of 15.5 million per day. Consolidated revenue increased 3.6% to $51.5 billion.
Cash Position
     UPS ended 2008 in a strong financial position. For the year, free cash flow remained solid at $5.7 billion. The company also:
•	Generated cash from operations of $8.5 billion.

•	Repurchased a total of 53.6 million shares for $3.6 billion.

•	Paid $2.2 billion in dividends, with declared dividends up 7%.

•	Invested $2.6 billion in capital expenditures.

•	Ended the year with $1.0 billion in cash and short-term investments.

4Q 2007
U.S. Package	4Q 2008	4Q 2007		Adjusted
Revenue	$7.99 B	$8.31 B
Operating profit (loss)	$932 M	$(4.89 B	)	$1.21 B
Operating margin	11.7%	(58.9%)		14.5%
Average volume per day	15.1 M	15.6 M
     Total U.S. volume decreased 4.4% with ground volume down 3.7% and Next Day Air® declining 10.1%. Pricing remained stable. Revenue per piece growth was constrained by a lower average weight per package and a continuing shift away from premium products. These trends, along with lower volumes, more than offset the benefits from reduced fuel cost and competitive wins.
     During the peak holiday shipping season, volume exceeded 20 million packages on five consecutive days.
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4Q 2008
International Package	4Q 2008	Adjusted	4Q 2007
Revenue	$2.64 B		$2.87 B
Operating profit	$366 M	$393 M	$557 M
Operating margin	13.9%	14.9%	19.4%
Average volume per day	2.2 M		2.1 M
     Total export volume increased 1.6% in the fourth quarter, which clearly outpaced market trends. However, revenue and revenue per piece declined 8% primarily due to a shift away from premium products, general economic conditions and a stronger U.S. dollar. Adjusted operating profit fell to $393 million, excluding the effect of a $27 million impairment of an intangible asset related to a U.K. domestic package business. This impairment reduced operating profit to $366 million.
     During the quarter, UPS continued to invest for the future, expanding its presence in China by opening a new hub in Shanghai. This is the first hub constructed by a U.S. carrier in that country and links all of China to UPS’s international network. In addition, UPS began building a new intra-Asian hub in Shenzhen. When it opens in 2010, this hub will expedite service within the region.

4Q 2008
Supply Chain and Freight	4Q 2008		Adjusted	4Q 2007
Revenue	$2.07 B			$2.22 B
Operating profit	$(495 M	)	$53 M	$82 M
Operating margin	(23.9%)		2.6%	3.7%
     The operating loss for the Supply Chain & Freight segment was $495 million, including the effect of the $548 million UPS Freight goodwill impairment. Fourth quarter revenue for the segment declined 6.5% and adjusted operating profit of $53 million represented a $29 million decrease over last year’s results.
     Declines in UPS Freight profitability weighed on segment results. LTL revenue declined 9.6% with shipments per day down 8.2% in the weakest LTL environment in decades.
     Despite tough economic conditions that caused revenue declines, the Forwarding and Logistics operations continued to demonstrate profit improvement.
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     One area of focus has been healthcare where UPS has invested to provide customers with solutions to their supply chain needs. Early this year, Merck & Co., Inc. selected UPS to manage a significant portion of its U.S. distribution of pharmaceuticals and vaccines as well as to provide package transportation services. UPS now manages 25 compliant healthcare facilities. This demonstrates UPS’s success in establishing its supply chain management capabilities for the healthcare sector.
Outlook
     “Visibility into the future has become increasingly difficult given the enormous amount of economic uncertainty around the world,” said Kurt Kuehn, UPS’s chief financial officer. “Therefore, UPS will provide guidance only for the first quarter, which is earnings per share within a range of $0.52 and $0.68.
     “The year will undoubtedly be one of the most difficult in UPS’s history,” Kuehn continued. “Since economists do not expect any meaningful recovery until 2010, earnings in 2009 will suffer. Lower volume levels and reductions in package weight will put further pressure on margins. We anticipate the first quarter will be weak, with slight improvements later in the year as initiatives take hold.”
     Davis added, “Our company has long demonstrated the ability to manage effectively in response to changing market conditions and is financially the strongest in our industry. UPS will emerge leaner, more focused and better positioned when economic trends improve.”
     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE: UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss fourth quarter and full year results with investors and analysts during a conference call at 8:30 a.m. EST. That call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on “Earnings Webcast.”

     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the fourth quarter of 2008, we recorded a $548 million goodwill impairment charge for our UPS Freight business unit, and a $27 million impairment charge for a customer list intangible asset in our domestic package business in the United Kingdom. In 2007, we recorded a $221 million pre-tax impairment and obsolescence charge related to aircraft, a $68 million pre-tax charge related to cash payouts and the acceleration of stock compensation and certain retiree healthcare benefits for employees who accepted a voluntary separation opportunity, a $46 million pre-tax charge related to the restructuring and disposal of certain operations in France, and a $6.100 billion charge in our U.S. Domestic Package segment in connection with our withdrawal from the Central States, Southeast and Southwest Areas Pension Fund. We presented fourth quarter and full-year 2008 and 2007 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items, as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the goodwill, intangible, and aircraft impairment charges, the pension withdrawal charge, and the charge related to the voluntary separation opportunity were unique, and we do not believe they are reflective of the types of charges that will affect future anticipated results. The restructuring charge reflected our exit of certain non-core lines of business in our Supply Chain & Freight operations, and we do not believe this charge is indicative of future operating results of our core forwarding, logistics and freight operations.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Fourth Quarter
(unaudited)

	Three Months Ended
	December 31,		Change
(amounts in millions, except per share data)	2008	2007	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,988	$8,309	$(321)	-3.9%
International Package	2,637	2,867	(230)	-8.0%
Supply Chain & Freight	2,072	2,216	(144)	-6.5%

Total revenue	12,697	13,392	(695)	-5.2%

Operating expenses:
Compensation and benefits	6,616	12,824	(6,208)	-48.4%
Other	5,278	4,821	457	9.5%

Total operating expenses	11,894	17,645	(5,751)	-32.6%

Operating profit (loss):
U.S. Domestic Package	932	(4,892)	5,824	N/A
International Package	366	557	(191)	-34.3%
Supply Chain & Freight	(495)	82	(577)	N/A

Total operating profit	803	(4,253)	5,056	N/A

Other income (expense):
Investment income	17	43	(26)	-60.5%
Interest expense	(100)	(83)	(17)	20.5%

Total other income (expense)	(83)	(40)	(43)	107.5%

Income (loss) before income taxes	720	(4,293)	5,013	N/A

Income tax expense (benefit)	466	(1,652)	2,118	N/A

Net income (loss)	$254	$(2,641)	$2,895	N/A

Net income (loss) as a percentage of revenue	2.0%	-19.7%

Per share amounts
Basic earnings (loss) per share	$0.25	$(2.52)	$2.77	N/A
Diluted earnings (loss) per share	$0.25	$(2.52)	$2.77	N/A

Weighted-average shares outstanding
Basic	999	1,047	(48)	-4.6%
Diluted	1,004	1,047	(43)	-4.1%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$932	$1,208	$(276)	-22.8%
International Package (1)	393	557	(164)	-29.4%
Supply Chain & Freight (1)	53	82	(29)	-35.4%

Total operating profit	1,378	1,847	(469)	-25.4%

Income before income taxes (1)	$1,295	$1,807	$(512)	-28.3%
Net income (2)	$829	$1,131	$(302)	-26.7%
Basic earnings per share (2)	$0.83	$1.08	$(0.25)	-23.1%
Diluted earnings per share (2)	$0.83	$1.07	$(0.24)	-22.4%

(1)	Fourth quarter 2008 adjusted operating profit and income before income taxes exclude a $548 million goodwill impairment charge in our UPS Freight unit within the Supply Chain & Freight segment, and a $27 million intangible impairment charge in our European International Package operations. Fourth quarter 2007 adjusted operating profit and income before income taxes exclude a $6.100 billion charge in the U.S. Domestic Package segment related to the withdrawal from the Central States, Southeast and Southwest Areas Pension Fund upon ratification of our national master agreement with the International Brotherhood of Teamsters.

(2)	Fourth quarter 2008 net income and earnings per share amounts exclude the impact of the impairment charges described in (1), which totaled $575 million (there was no tax benefit to these charges). Fourth quarter 2007 net income and earnings per share amounts exclude the after-tax impact of the pension withdrawal charge described in (1), which totaled $3.772 billion. Fourth quarter 2007 adjusted diluted earnings per share is based on weighted-average shares outstanding of 1.054 billion.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Fourth Quarter
(unaudited)

	Three Months Ended
	December 31,		Change
	2008	2007	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,577	$1,735	$(158)	-9.1%
Deferred	913	983	(70)	-7.1%
Ground	5,498	5,591	(93)	-1.7%

Total U.S. Domestic Package	7,988	8,309	(321)	-3.9%
International Package:
Domestic	541	614	(73)	-11.9%
Export	1,962	2,076	(114)	-5.5%
Cargo	134	177	(43)	-24.3%

Total International Package	2,637	2,867	(230)	-8.0%
Supply Chain & Freight:
Forwarding and Logistics	1,476	1,574	(98)	-6.2%
Freight	484	525	(41)	-7.8%
Other	112	117	(5)	-4.3%

Total Supply Chain & Freight	2,072	2,216	(144)	-6.5%

Consolidated	$12,697	$13,392	$(695)	-5.2%

Consolidated volume (in millions)	1,039	1,079	(40)	-3.7%

Operating weekdays	60	61

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,249	1,367	(118)	-8.6%
Deferred	1,152	1,194	(42)	-3.5%
Ground	12,744	13,018	(274)	-2.1%

Total U.S. Domestic Package	15,145	15,579	(434)	-2.8%
International Package:
Domestic	1,276	1,241	35	2.8%
Export	890	862	28	3.2%

Total International Package	2,166	2,103	63	3.0%

Consolidated	17,311	17,682	(371)	-2.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$21.04	$20.81	$0.23	1.1%
Deferred	13.21	13.50	(0.29)	-2.1%
Ground	7.19	7.04	0.15	2.1%
Total U.S. Domestic Package	8.79	8.74	0.05	0.6%
International Package:
Domestic	7.07	8.11	(1.04)	-12.8%
Export	36.74	39.48	(2.74)	-6.9%
Total International Package	19.26	20.97	(1.71)	-8.2%
Consolidated	$10.10	$10.20	$(0.10)	-1.0%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Twelve Months Ended
	December 31,		Change
(amounts in millions, except per share data)	2008	2007	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$31,278	$30,985	$293	0.9%
International Package	11,293	10,281	1,012	9.8%
Supply Chain & Freight	8,915	8,426	489	5.8%

Total revenue	51,486	49,692	1,794	3.6%

Operating expenses:
Compensation and benefits	26,063	31,745	(5,682)	-17.9%
Other	20,041	17,369	2,672	15.4%

Total operating expenses	46,104	49,114	(3,010)	-6.1%

Operating profit (loss):
U.S. Domestic Package	3,907	(1,531)	5,438	N/A
International Package	1,580	1,831	(251)	-13.7%
Supply Chain & Freight	(105)	278	(383)	N/A

Total operating profit	5,382	578	4,804	N/A

Other income (expense):
Investment income	75	99	(24)	-24.2%
Interest expense	(442)	(246)	(196)	79.7%

Total other income (expense)	(367)	(147)	(220)	149.7%

Income before income taxes	5,015	431	4,584	N/A

Income taxes	2,012	49	1,963	N/A

Net income	$3,003	$382	$2,621	N/A

Net income as a percentage of revenue	5.8%	0.8%

Per share amounts
Basic earnings per share	$2.96	$0.36	$2.60	N/A
Diluted earnings per share	$2.94	$0.36	$2.58	N/A

Weighted average shares outstanding
Basic	1,016	1,057	(41)	-3.9%
Diluted	1,022	1,063	(41)	-3.9%

As adjusted income data:
U.S. domestic package (1)	$3,907	$4,781	$(874)	-18.3%
International package (1)	1,607	1,900	(293)	-15.4%
Supply chain and freight (1)	443	332	111	33.4%

Total operating profit	5,957	7,013	(1,056)	-15.1%

Income before income taxes (1)	$5,590	$6,866	$(1,276)	-18.6%
Net income (2)	$3,578	$4,369	$(791)	-18.1%
Basic earnings per share (2)	$3.52	$4.13	$(0.61)	-14.8%
Diluted earnings per share (2)	$3.50	$4.11	$(0.61)	-14.8%

(1)	2008 adjusted operating profit and income before income taxes exclude a $548 million goodwill impairment charge in our UPS Freight unit within the Supply Chain & Freight segment and a $27 million intangible impairment charge in our European package operations.

2007 adjusted operating profit and income before income taxes exclude an aircraft impairment charge of $221 million ($159 million U.S. Domestic Package and $62 million International Package), a charge related to the SVSO of $68 million ($53 million U.S. Domestic Package, $7 million International Package, and $8 million Supply Chain & Freight), a $46 million charge related to the restructuring and disposal of certain operations in France within the Supply Chain & Freight segment, and a $6.100 billion charge in the U.S. Domestic Package segment related to the withdrawal from the Central States Pension Fund upon ratification of our national master agreement with the International Brotherhood of Teamsters.

(2)	2008 net income and earnings per share amounts exclude the impact of the impairment charges described in (1), which totaled $575 million (there was no tax benefit to these charges). 2007 net income and earnings per share amounts exclude the after-tax impact of the charges described in (1), which totaled $3.987 billion.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Twelve Months Ended
	December 31,		Change
	2008	2007	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$6,559	$6,738	$(179)	-2.7%
Deferred	3,325	3,359	(34)	-1.0%
Ground	21,394	20,888	506	2.4%

Total U.S. Domestic Package	31,278	30,985	293	0.9%
International Package:
Domestic	2,344	2,177	167	7.7%
Export	8,294	7,488	806	10.8%
Cargo	655	616	39	6.3%

Total International Package	11,293	10,281	1,012	9.8%
Supply Chain & Freight:
Forwarding and Logistics	6,293	5,911	382	6.5%
Freight	2,191	2,108	83	3.9%
Other	431	407	24	5.9%

Total Supply Chain & Freight	8,915	8,426	489	5.8%

Consolidated	$51,486	$49,692	$1,794	3.6%

Consolidated volume (in millions)	3,916	3,969	(53)	-1.3%

Operating weekdays	252	252

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,186	1,277	(91)	-7.1%
Deferred	947	974	(27)	-2.8%
Ground	11,443	11,606	(163)	-1.4%

Total U.S. Domestic Package	13,576	13,857	(281)	-2.0%
International Package:
Domestic	1,150	1,132	18	1.6%
Export	813	761	52	6.8%

Total International Package	1,963	1,893	70	3.7%

Consolidated	15,539	15,750	(211)	-1.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$21.95	$20.94	$1.01	4.8%
Deferred	13.93	13.69	0.24	1.8%
Ground	7.42	7.14	0.28	3.9%
Total U.S. Domestic Package	9.14	8.87	0.27	3.0%
International Package:
Domestic	8.09	7.63	0.46	6.0%
Export	40.48	39.05	1.43	3.7%
Total International Package	21.50	20.26	1.24	6.1%
Consolidated	$10.70	$10.24	$0.46	4.5%

Certain prior year amounts have been reclassified to conform to the current year presentation.

Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	December 31, 2008
Net cash from operations	$8,458
Capital expenditures	(2,636)
Proceeds from disposals of PP&E	136
Net change in finance receivables	(51)
Other investing activities	(172)

Free cash flow	$5,735

Amounts are subject to reclassification.
Certain prior year amounts have been reclassified to conform to the current year presentation.